UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date Of Report:  April 7, 2003 (April 7, 2003)

(Date Of Earliest Event Reported)

MONTEREY BAY BANCORP, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	77-0381362
(State Or Other Jurisdiction Of	(I.R.S. Employer Identification
Incorporation Or Organization)	Number)

Commission File Number: 0-24802

567 Auto Center Drive, Watsonville, California 95076
(Address Of Principal Executive Offices)(Zip Code)

(831) 768 – 4800
(Registrant’s Telephone Number, Including Area Code)

(831) 722 – 6794
(Registrant’s Facsimile Number, Including Area Code)

WWW.MONTEREYBAYBANK.COM
(Registrant’s Internet Site)

INFO@MONTEREYBAYBANK.COM
(Registrant’s Electronic Mail Address)

Item 5.                                                           Other Events

Monterey Bay Bancorp, a Delaware corporation (Nasdaq: MBBC), will jointly announce with UnionBanCal Corporation, a California corporation (NYSE: UB), that they have agreed to enter into a strategic combination that will result in the merger of Monterey Bay Bancorp’s wholly-owned subsidiary, Monterey Bay Bank, with and into UnionBanCal Corporation’s wholly-owned subsidiary, Union Bank of California, N.A.  The merger agreement dated April 7, 2003 and the press release to be issued April 8 regarding the events outlined above appear as exhibits to this report and are herein incorporated by reference.  The foregoing is qualified in its entirety by reference to such documents.

Item 7.                                                           Financial Statements and Exhibits

(c)                                  Exhibits

The following Exhibits are filed as part of this Report:

99.1             Press Release to be dated April 8, 2003.

99.2             Agreement and Plan of Merger, dated April 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monterey Bay Bancorp, Inc.
(Registrant)

Date:	April 7, 2003	By:	/s/ C. Edward Holden
C. Edward Holden
Chief Executive Officer
President
Vice Chairman of the Board of Directors

Date:	April 7, 2003	By:	/s/ Mark R. Andino
Mark R. Andino
Chief Financial Officer
Treasurer
(Principal Financial & Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 99.1	Press Release, to be dated April 8, 2003.

Exhibit 99.2	Agreement and Plan of Merger, dated April 7, 2003.